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                                 Exhibit 10(ii)
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Stock Option Plan Of                                      1978 Stock Option Plan
USLIFE CORPORATION (May 16, 1978)                         w/Post-ISO Amendments
(hereinafter referred to as the "Plan")

The purpose of the Plan is to encourage and enable selected key employees of USLIFE Corporation (hereinafter called "the Corporation") and its subsidiary corporations upon whose judgment, initiative and efforts the Corporation is largely dependent for its business success to acquire a proprietary interest in the Corporation through the ownership of its Common Stock.

l. The Stock. Options granted under the Plan shall be for the purchase of shares of the Common Stock, par value $1.00 per share, of the Corporation. Subject to adjustment in the number and kind of shares as hereinafter provided, not more than 600,000 shares of such stock shall be sold on exercise of options under the Plan. Such shares may be authorized but unissued shares or shares acquired by the Corporation and held in its treasury, as the Board of Directors may determine. Any shares in respect of which an option granted under the Plan shall have expired or terminated or have been cancelled, substituted or exchanged may again be allotted under the Plan. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the granting of such option or the issue or purchase of shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2. Eligibility. Options shall be granted to persons who are key employees of the Corporation (including officers and directors, except for persons acting as directors only and persons who are then serving on the Executive Compensation Committee).

The aggregate fair market value (determined at the time of grant) of all shares subject to Incentive Stock Options (as defined under Section 422A of the Internal Revenue Code of 1954, as amended) which are granted after December 31, 1980 under the Plan (and under all stock option plans of the Corporation) to a person in a calendar year shall not exceed $100,000; provided, however, one-half of the excess of $100,000 over such aggregate fair market value shall be carried-over to each of the three succeeding calendar years. In each such succeeding calendar year, the aggregate fair market value of all shares subject to Incentive Stock Options which are granted under the Plan (and under all stock option plans of the Corporation) to a person shall be applied first to the annual $100,000 limitation and then to any amount previously carried-over.

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3.   Price.  The purchase price of shares under each option shall be 100% of the fair market value of such shares at the time of grant of the option.

4. Option Period. The period during which each option may be exercised shall be set forth in the option, but in no event shall an option be exercisable in whole or in part after the expiration of ten years from the date it is granted. Each option may be exercisable in one or more installments as provided therein.

5. Exercise of Option. Except as provided in Paragraphs 7 and 8 below, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so employed since the granting of his option. If required at any time by the Executive Compensation Committee, an option may not be exercised until the optionee (or the purchaser acting under Paragraph 7 below) has delivered to the Corporation a written representation that at the time of such exercise it is his then present intention to acquire the shares being purchased for investment and not with a view to any disposition thereof (except, in the case of purchase by the legal representative of the optionee under Paragraph 7 below, for distribution to the optionee's legal heirs, legatees, or other testamentary beneficiaries). Payment for shares purchased must be made in full at the time of exercise. The purchase price may be paid in cash; and unless the Executive Compensation Committee adopts a contrary resolution, the purchase price of non-qualified option shares may also be paid through the delivery of shares of Common Stock of the Corporation owned by the employee or a combination of cash and such shares equal to the total option price. Any shares so delivered will be valued at their fair market value on the day preceding the day of exercise and the value thereof shall not exceed the total option price. No fractional shares will be issued.

6. Non-transferability of Option. No option granted under the Plan to an employee shall be transferable by him otherwise than by will or the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him.

7. Death of Optionee. In the event of the death of an optionee while entitled to exercise any option theretofore granted to him, such option shall be exercisable up to the date of expiration of the option period or within twelve months next succeeding the date of death, whichever is earlier, and then only
(a) by the optionee's legal representatives or the person or persons to whom the optionee's rights under the option pass by the optionee's will or the laws of descent and distribution, and (b) to the extent that he was entitled to exercise the option at the date of his death.

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8.   Continuation of Employment.  It is expected that each employee receiving an option will  remain in  the employ  of the  Corporation during  the term  of the
option.   Each option,  to the  extent it  shall not  have been exercised, shall terminate when the employment of the optionee terminates for any reason other than death, disability or retirement either after age 65, or prior thereto with the consent of the Board of Directors under a pension, profit sharing, long-term
disability or  similar plan  of his  employer.   In the  event of termination of
employment because of such retirement or disability, the employee's option shall terminate on the date of expiration of the option period and may be exercised as though the optionee had remained in the employ of the Corporation until the
termination of  the option,  except as  the  Committee  may  provide.    Nothing
contained in the Plan or in any option granted pursuant to the Plan shall confer on any optionee any right to be continued in the employ of the Corporation.

9. Dilution or Other Adjustments. In the event that the outstanding shares of the Common Stock of the Corporation shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, stock dividend or otherwise, the Board of Directors of the Corporation shall make appropriate adjustment in the number or kind of shares or securities available for option pursuant to the Plan and subject to any option, and the purchase price therefor. The determination of the Board as to such adjustments shall be conclusive.

10. Effective Date and Termination of the Plan. The Plan was authorized May 16, 1978. The Board of Directors of the Corporation may in its discretion, terminate the Plan with respect to any shares for which options have not theretofore been granted . No option may be granted hereunder after May 16, l988.

11. Administration and Amendment to the Plan. The Plan shall be administered by the Executive Compensation Committee as appointed from time to time by the Board of Directors of the Corporation from among its members, none of whom shall be eligible to be granted stock options under the Plan during such time as they shall be members of such Committee. Subject to and within the limitations provided in the Plan, the Committee shall recommend to the Board of Directors of the Corporation the grant of options under the Plan on such terms and conditions as the committee shall deem appropriate and the Board of Directors shall grant the options to the extent it deems advisable. The Committee from time to time may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive on the Corporation and on all employees participating, or eligible to participate in the Plan. The Board of Directors of the Corporation may make such amendments to the Plan as it may deem in the best interest of the Corporation, provided that except as provided in paragraph 9 hereof, such action shall not without the consent of the holders of the Corporation's Common Stock increase the aggregate numbers of shares which may be purchased under the Plan or change the class of employees to which options may be granted. No amendment of the Plan may, however, without the consent of the holder of an existing option, adversely affect his right under such option.

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The Committee  may, with  respect to  each option  unexercised as  of August 13,
1981, and granted prior to April 28, 1981, and pursuant to a procedure established by it, rescind the amendments to such unexercised options adopted on September 23, 1980 (Section 3), March 24, 1981 (Sections 6 and 7) and April 28, 1981 (Section 6) to the extent necessary for such options to be treated as Incentive Stock Options; provided, however, that the amendment to Section 2 (adopted on April 28, 1981) concerning the acceleration of the time when an option becomes fully exercisable shall not be rescinded. Notwithstanding the preceding sentence, no rescission may be made by the Committee without the prior written consent of the person to whom the option was granted. With respect to each person who consents to the recission of the amendments to this option, the amendments to the Plan adopted on September 23, 1980 (Paragraph 5), March 24, 1981 (Paragraph 8) and April 28, 1981 (Paragraph 8) are rescinded to the extent necessary for such options to be treated as Incentive Stock Options; such rescission shall be effective as of the date of consent.

Any option, or part thereof, granted after August 13, 1981 may be designated as an Incentive Stock Option or a non-Incentive Stock Option upon the recommendation of the Committee and with the approval of the Board of Directors of the Corporation.